Exhibit 99.1

FOR IMMEDIATE RELEASE

Senior Housing Properties Trust Agrees to Acquire Two Biotech Medical Office Buildings in Boston’s Seaport District for $1.125 Billion

State-of-the-Art Property Located in Premier Boston Submarket

Transaction Expected to be Immediately Accretive to Normalized FFO Per Share

Management to Host a Conference Call to Discuss the Acquisition on Tuesday, February 11, 2014 at 10:00 a.m. Eastern Time

NEWTON, Mass. — February 10, 2014 — Senior Housing Properties Trust (NYSE: SNH) today announced that it has agreed to acquire two 15-story biotech medical office buildings, which include a connected, three-level 740-stall below grade parking garage, located in Boston’s premier Seaport District for a purchase price of $1.125 billion.

The buildings, which comprise biomedical research facilities, corporate office space, structured parking and street-level retail space, contain 1.65 million total gross square feet, 96 percent of which is occupied by Vertex Pharmaceuticals, Incorporated (NASDAQ: VRTX), a global biopharmaceutical company. Vertex has a remaining lease term of approximately 15 years for this new corporate headquarters and is consolidating approximately 1,300 employees out of ten buildings in Cambridge, MA.  Vertex’s most recent Securities and Exchange Commission (SEC) filed financial statements show $1.5 billion of cash and marketable securities and its current equity market capitalization is approximately $19.0 billion; SNH believes Vertex represents a strong credit tenant.

“The acquisition of this state-of-the-art property, which is ideally located in Boston’s fastest growing downtown submarket and one of the nation’s top investment markets, represents a unique opportunity to further diversify SNH’s portfolio and increase our exposure to the medical office building segment,” said David Hegarty, President and Chief Operating Officer of SNH. “This transaction is consistent with our stated strategy to focus on medical office buildings and private-pay properties, and we expect the transaction to be immediately accretive to normalized funds from operations (FFO) per share. Post closing, SNH will remain solidly-positioned with a strong balance sheet and committed to its disciplined strategy of acquiring high-quality, premier properties that create significant value for SNH shareholders.”

SNH expects this acquisition to be immediately accretive to normalized FFO per share by approximately $0.06 — $0.08 per year.

Simultaneous with entering the agreement to acquire these buildings, SNH received a term loan commitment for $800 million from Jefferies Finance LLC and Wells Fargo Bank.  The term loan will have an interest rate of LIBOR plus 140 basis points, can be repaid in part or whole at any time without penalty and will mature five years from closing.  Prior to closing the acquisition of these buildings, the term loan is expected to be syndicated to a group of banks, and the term loan is expected to close simultaneous with the closing of this acquisition.  The actual size of the term loan can also be reduced depending on SNH’s funding needs at the time of closing and without any additional costs to SNH.  SNH also maintains a $750 million unsecured revolving credit facility, which is currently substantially available to partially fund this acquisition at closing, if necessary.

SNH expects to long term finance this acquisition with an appropriate mix of debt and equity capital, depending on the cost of such financing and market conditions.

This acquisition is subject to customary closing conditions and it is expected to close in the first half of 2014.

Jefferies Finance LLC acted as financial advisor to SNH for this acquisition.

Conference Call:

On Tuesday, February 11, 2014, at 10:00 a.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Treasurer and Chief Financial Officer, will host a conference call to discuss the details of the acquisition.  A presentation for this conference call will be posted to www.snhreit.com and should be accessed by participants prior to the call.  SNH’s website is not incorporated as part of this press release.  The conference call telephone number is (800) 288-8960.  Participants calling from outside the United States and Canada should dial (612) 288-0340.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Tuesday, February 25, 2014. To hear the replay, dial (320) 365-3844.  The replay pass code is: 319046.

Senior Housing Properties Trust is a real estate investment trust, or REIT, which owns independent and assisted living communities, medical office buildings, nursing homes and wellness centers throughout the United States. SNH is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S CURRENT BELIEFS AND EXPECTATIONS,

BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME WHICH ARE BEYOND SNH’S CONTROL. FOR EXAMPLE:

•                  THIS PRESS RELEASE DESCRIBED CERTAIN EXPECTED TERMS OF AN $800 MILLION TERM LOAN WHICH SNH MAY INCUR IN CONNECTION WITH THE ACQUISITION.  THE COMMITMENTS WHICH SNH RECEIVED FOR THE TERM LOAN ARE SUBJECT TO VARIOUS CONDITIONS, INCLUDING MUTUALLY SATISFACTORY DOCUMENTATION.  THERE CAN BE NO ASSUARANCE THAT ALL THE CONDITIONS WILL BE SATISFIED, THAT THE TERMS OF THE TERM LOAN WILL NOT CHANGE, OR THAT THE TERM LOAN WILL BE AVAILABLE TO SNH.  SNH IS NOT COMMITTED TO INCUR THE ENTIRE TERM LOAN OR ANY PORTION THEREOF, AND MAY UTILIZE OTHER DEBT OR EQUITY FINANCING FOR ALL OR A PORTION OF THE ACQUISITION.

•                  THIS PRESS RELEASE STATES THAT THE ACQUISITION IS EXPECTED TO BE IMMEDIATELY ACCRETIVE TO NORMALIZED FFO PER SHARE BY APPROXIMATELY $0.06 - $0.08 PER YEAR.  THE ACCRETION MAY BE MORE OR LESS THAN THAT RANGE, OR EVEN DILUTIVE ON A NORMALIZED FFO PER SHARE BASIS, DEPENDING ON THE ACTUAL MIX OF DEBT AND EQUITY FINANCING AND THE TERMS OF SUCH FINANCING.

•                  THIS PRESS RELEASE STATES THAT THE INTEREST RATE UNDER THE TERM LOAN WILL BE LIBOR PLUS 140 BASIS POINTS.  THIS INTEREST RATE IS BASED ON SNH’S CURRENT DEBT RATINGS AND THE INTEREST RATE MAY BE HIGHER OR LOWER THAN LIBOR PLUS 140 BASIS POINTS IN THE FUTURE DEPENDING ON SNH’S FUTURE DEBT RATINGS.

•                  THIS PRESS RELEASE STATES THAT SNH EXPECTS TO LONG TERM FINANCE THE ACQUISITION WITH AN APPROPRIATE MIX OF DEBT AND EQUITY CAPITAL. THE ACTUAL MIX OF DEBT AND EQUITY FINANCING WILL DEPEND ON THE AVAILABILITY AND COST OF SUCH FINANCING, AND THE FINAL MIX OF FINANCING MAY BE DIFFERENT FROM CURRENT EXPECTATIONS.

•                  THIS PRESS RELEASE STATES THAT THE ACQUISITION IS EXPECTED TO CLOSE IN THE FIRST SIX MONTHS OF 2014; HOWEVER, THE PURCHASE AGREEMENT CONTAINS VARIOUS CUSTOMARY CLOSING CONDITIONS, AND TERMS THEREOF COULD CHANGE AND THE CLOSING COULD BE DELAYED OR MAY NOT OCCUR AT ALL.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN ITS PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM ITS FORWARD LOOKING STATEMENTS.  SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

FOR THESE AND OTHER REASONS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

EXCEPT AS REQUIRED BY APPLICABLE LAW, SNH DOES NOT INTEND TO UNDERTAKE ANY OBLIGATION TO UPDATE THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF NEW INFORMATION WHICH MAY COME TO SNH’S ATTENTION, FUTURE EVENTS OR OTHERWISE.

Contacts

Senior Housing Properties Trust

Timothy A. Bonang

Vice President, Investor Relations

Kimberly Brown

Director, Investor Relations

617-796-8234

www.snhreit.com

or

Joele Frank, Wilkinson Brimmer Katcher

Andrew Siegel / Jonathan Keehner, 212-355-4449

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